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                                    Exhibit 1


              AGREEMENT REGARDING THE JOINT FILING OF SCHEDULE 13D

                  In accordance with Rule 13d-1(k)(1)(iii) of the Securities Exchange Act of 1934, as amended, the undersigned agree to the joint filing on behalf of each of them of a Statement on Schedule 13D (including any and all amendments thereto) with respect to the Common Stock, par value $0.001 per share, of InSight Health Services Corp., and further agree that this Agreement shall be included as an Exhibit to such joint filing.

                  The undersigned further agree that each party hereto is responsible for timely filing of such statement on Schedule 13D and any amendments thereto, and for the completeness and accuracy of the information concerning such party contained therein; provided that no party is responsible for the completeness or accuracy of the information concerning the other parties, unless such party knows or has reason to believe that such information is inaccurate.

                  This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original instrument, but all of such counterparts together shall constitute but one agreement.
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                  In evidence thereof the undersigned, being duly authorized, hereby execute this Agreement this 9th day of July, 2001.



                     J.W. CHILDS EQUITY PARTNERS II, L.P.
                     By: J.W. Childs Advisors II, L.P., its general partner
                     By: J.W. Childs Associates, L.P., its general partner
                     By: J.W. Childs Associates, Inc., its general partner


                      By:  /s/  Edward D. Yun
                          ----------------------------------------
                      Name:   Edward D. Yun
                      Title:  Vice President

                      HALIFAX CAPITAL PARTNERS, L.P.
                      By: Halifax Genpar, L.P.
                      By: The Halifax Group, L.L.C.

                      By:  /s/  David W. Dupree
                          ----------------------------------------
                      Name:   David W. Dupree
                      Title:  Managing Partner

                      INSIGHT HEALTH SERVICES HOLDINGS CORP.


                      By:  /s/ Mark J. Tricolli
                          ----------------------------------------
                      Name:   Mark J. Tricolli
                      Title:  Vice President



                      JWCH MERGER CORP.


                      By:  /s/ Mark J. Tricolli
                          ----------------------------------------
                      Name:   Mark J. Tricolli
                      Title:  Vice President